AMENDMENT NO. 5
TO
LOAN AND SECURITY AGREEMENT WITH LIMITED WAIVER

THIS AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT WITH LIMITED WAIVER (this “Amendment”) is entered into this 1st day of August, 2006, by and between Silicon Valley Bank (“Bank”) and Sipex Corporation, a Delaware corporation (“Borrower”) whose address is 233 South Hillview Drive, Milpitas, California 95035.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 21, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank waive compliance with a covenant and amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so waive and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.3 (Interest Rate). The first sentence of Section 2.3(a) is amended in its entirety to read as follows: “Advances accrue interest on the outstanding balance at a per annum rate equal to the Prime Rate.”

2.2 Section 6.7 (Financial Covenants). Section 6.7(b) is amended in its entirety to read as follows:

“(b) Intentionally deleted.”

2.3 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(d) is amended in its entirety to read as follows: “Promptly, but in any event within 30 days after the last day of each month, Borrower shall provide to Bank (i) a detailed aging of its accounts receivable and accounts payable, and (ii) a Borrowing Base Certificate signed by a Responsible Officer.

2.4 Section 13 (Definitions). The following definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Revolving Maturity Date” is September 30, 2006.

2.5 Section 13 (Definitions). The definition of “Tangible Net Worth” set forth in Section 13.1 and are references thereto are deleted in their entirety.

2.6 Exhibits to the Loan Agreement. Exhibit C (Compliance Certificate) is deleted and replaced with the form attached hereto as Exhibit A.

3. Limited Waiver. Bank hereby waives Borrower’s compliance with the financial covenant contained in Section 6.7(b) (Tangible Net Worth) for the periods ended April 1, 2006 and July 1, 2006 only. Furthermore, notwithstanding the maturity of the Loan Agreement on the Revolving Maturity Date (as defined prior to this Amendment), the parties hereto agree that the Loan Agreement has not terminated, but remains in full force and effect, and the rights and obligations of Bank and Borrower thereunder continue without interruption.

4. Limitation of Amendments and Waiver.

4.1 The amendments and waiver set forth in Sections 2 and 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Ray Aguilar Name: Ray Aguilar Title: Relationship Manager	Sipex Corporation By: /s/ Clyde R. Wallin Name: Clyde R. Wallin Title: CFO

EXHIBIT A

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: FROM:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054 Sipex Corporation

The undersigned authorized officer (“Officer”) of Sipex Corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending       with all required covenants except as noted below, and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the Officer certifies that Borrower and each Subsidiary (i) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) does not have any legal actions pending or threatened against Borrower or any Subsidiary of which Borrower has not notified Bank in accordance with Section 6.2 of the Agreement. Attached are the required documents supporting the certifications contained herein. The Officer certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Compliance Certificate	With 10Q, 10K and monthly financial statements	Yes	No

Monthly Financial Statements	Monthly within 30 days	Yes	No

10Q, 10K (Audited)	Within 5 days of issuance (at 7/01/05, company prepared financial statements). Thereafter, financial statements prepared by outside accountants, until SEC filings are timely made)	Yes	No

A/R and A/P Aging Report and Borrowing Base Certificate	Monthly within 30 days	Yes	No

Cash Holding Report and Deferred Revenue Report	Monthly within 30 days	Yes	No

Annual Forecast	Annually within 45 days of FYE	Yes	No

Budgets, sales projections, operating plans, or other financial information as Lender may request	Promptly after Lender requests	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain (at month end):

Minimum Liquidity Ratio	1.5:1.00	:1.00	Yes	No

Maintain (at quarter end):

Borrower has deposit accounts located at the following institutions only: Silicon Valley Bank,

BANK USE ONLY
Comments Regarding	Received by:
Exceptions: See Attached.	AUTHORIZED SIGNER Date:
Sincerely,	Verified:
Sipex Corporation Signature	AUTHORIZED SIGNER Date:
Title	Compliance Status: Yes No

Date